                                                                   Exhibit 23.1





                        CONSENT OF INDEPENDENT AUDITORS


        We consent to the incorporation by reference in the Registration Statements on Form S-8 No. 33-39875; Amendment No. 2 to Form S-2 No. 33-89596 and Amendment No. 2 to Form S-3 No. 33-89398 of American Business Computers Corporation and in the related Prospectuses of our report dated July 11, 1995, with respect to the consolidated financial statements and schedule of American Business Computers Corporation included in this annual report (Form 10-K) for the year ended April 29, 1995.




                                                               ERNST & YOUNG LLP


Akron, Ohio
August 9, 1995